GREENBERG
                                 ATTORNEYS AT LAW
                                     TRAURIG

Robert S. Kant                                                      E-Mail:
(602) 263-2606                   March 21, 2001                 KANTR@GTLAW.COM


First Investors Management Company, Inc.
95 Wall Street
New York, NY 10005-4297

         RE:      FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Dear Sir/Madam:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1 A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                Very truly yours,

                                /s/ ROBERT S. KANT

                                Robert S. Kant
                                For the Firm


RSK:mw













                             Greenberg Traurig, LLP
            One East Camelback Road Suite 1100 Phoenix, Arizona 85012
                   602-263-2300 Fax 602-263-2350 WWW.GTLAW.COM